CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25995, 333-66931 and 333-62155) and the
incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated March 10, 2000 appearing on page F-2 of this Form 10-K


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2000